SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          (Amendment no. __1___ )
                                 ----------------

                              Dair Ventures, Inc.
              (Exact name of registrant as specified in its charter)

    Florida                       6519                      65-1103313
    ---------               ------------------             --------------
    (State or Other          (Primary Standard              (IRS Employer
    Jurisdiction of       Industrial Classification         Identification
    Incorporation or               Number)                      Number)
    Organization)
                                ----------------
                                   Adam Laufer
                                    President
                            650 West Avenue Suite 1509,
                                Miami Beach, FL 33139
                               Tel:  (305) 913-7733
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                            650 West Avenue Suite 1509,
                                Miami Beach, FL 33139
                               Tel:  (305) 913-7733
                (Address, including zip code, and telephone number,
                     including area code, of agent for service)

                                 With Copies to:
                                Adam J. Laufer Esq.
                            650 West Avenue Suite 1509
                              Miami Beach, FL 33139
                                Tel. (305)913-7733

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / / _________

                         CALCULATION OF REGISTRATION FEE

===========================================================================
Title of Each Class
of Securities to be   Amount to be    Proposed Maximum      Amount of
Registered            Registered      Offering Price        Registration
                                      per Unit              Fee
- --------------------------------------------------------------------------
Common Stock           5,000,000        $0.0001               $0.05

============================================================================
(1) Based on last sales price on May 17, 2001
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

 ----------------------------------------------------------------------------















             [The Balance of This Page Is Intentionally Left Blank]

                                  PROSPECTUS

                              DAIR VENTURES, INC.
                               5,000,000 Shares
                                 Common Stock

This Prospectus relates to up to 5,000,000 shares of common stock (the "Shares") of Dair Ventures, Inc. (the "Company"), which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of these Shares. The Company will bear the costs relating to the registration of the Shares.

   The shares offered by selling shareholders were acquired by the selling shareholders directly from us in exchange for services rendered to the Company, the shares were issued under section 4(2) of the Securities Act of 1933 and are exempt from registration under the US securities laws. See the section entitled "Description of Securities."


     The purchase of the securities offered through this prospectus involves a high degree of risk. YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING ON
 PAGE -7- BEFORE PURCHASING OUR COMMON STOCK.

Our common stock is presently not traded on any market or securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Dair Ventures, Inc.
                           650 West Avenue, Suite 1509,
                               Miami Beach, FL 33139

          The date of this prospectus is September 18, 2002.

                              TABLE OF CONTENTS

DESCRIPTIVE TITLE                                            PAGE
-------------------                                          ----
  SUMMARY INFORMATION AND RISK FACTORS. . . . . . . . . . . . .5

  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .13

  DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . .15

  DILUTION . . . . . . . . . . . . . . . . . . . . . . . . .. .15

  PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . .. . .16

  LEGAL PROCEEDINGS . . . . . . . . . . . . . . .  . . .  . . .19

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
    AND CONTROL PERSONS . . . . . . . . . . . . . .. . .  . . .19

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
    OWNERS AND MANAGEMENT . . . . . . . . . . . . .  . .. . . .20

  DESCRIPTION OF SECURITIES . . . . . . . . . . . .  .  . . . .20

  INTEREST OF NAMED EXPERTS AND COUNSEL . . . . . .. .  . . . .21

  DISCLOSURE OF COMMISSION POSITION OF
    INDEMNIFICATION FOR SECURITIES ACT LIABILITES . . . . . . .21

  ORGANIZATION WITHIN LAST FIVE YEARS . . . . . . .  .. . . . .21

  DESCRIPTION OF BUSINESS . . . . . . . . . . . . .   . . . . .21

  MANAGEMENT'S DISCUSSION AND ANALYSIS OR
    PLAN OF OPERATION . . . . . . . . . . . . . . . . .  . .  .22

  DESCRIPTION OF PROPERTY . . . . . . . . . . . . .  . .  . . .24

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . .. .  . .  .24

  MARKET FOR COMMON EQUITY AND RELATED
    STOCKHOLDER MATTERS  . . . . . . . . . . . . .  . . . . . .25

  EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . .. . . .26

  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . .. . . .28

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
    ON ACCOUNTING AND FINANCIAL DISCLOSURE . . . . . . .. . . .37



                     SUMMARY INFORMATION AND RISK FACTORS

     The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1.

History And Structure

Dair Ventures, Inc. (the "Company") was incorporated on May 17, 2001 under the laws of the State of Florida. The Company voluntarily filed with the Securities and Exchange Commission as a Blank Check company, and undertook the responsibility of filing periodic reports in accordance with the Securities Exchange Act of 1934. We are a development stage business, we have no active business operations and no significant assets. Our activities to this point have been limited to organizational activities and the preparation of this registration statement, in accordance with the Company's intention to adopt and implement a specific plan for the Company going forward. Pursuant to our formation and organization we have not generated any revenue and incurred startup-expenses of $500.

DAIR VENTURES, INC.

     The Company plans to acquire, improve, operate and hold for investment Income producing real property. The Company's purpose is to purchase Properties And to own and operate the properties for a period of five to ten years.

                             THE OFFERING

Common Stock offered by Selling
 Shareholders...............................5,000,000 shares

Securities Issued...........................5,000,000 shares of common stock
And to be Issued                            were issued and outstanding as
                                            of the date of this prospectus.
                                            All of the common stock to be sold
                                            under this prospectus will be sold
                                            by existing shareholders. See
                                            section entitled "Description
                                            of Securities to be Registered."

Use of proceeds.............................We will not receive any proceeds from the sale of the Common
                                            Stock by the selling shareholders.



                           SUMMARY FINANCIAL DATA

    The Summary Financial Information, all of which has been derived from audited financial statements included elsewhere in this Prospectus, reflects the operations of the Company for its limited operating history as of and for the period from inception to June 31, 2002. This information should be read in conjunction with the financial statements and "Management's Discussion And Analysis Of Financial Condition And Results Of Operation."


           Current assets                                  $     0
           -------------------------------------------------------------

           Non-current assets                              $     0
           -------------------------------------------------------------
           -------------------------------------------------------------
           Current liabilities                             $     0
           -------------------------------------------------------------
           -------------------------------------------------------------
           Gross Revenues                                        0
           -------------------------------------------------------------

           Gross Loss                                         (500)
           -------------------------------------------------------------

           Loss from continuing operations                 $  (500)
           -------------------------------------------------------------

           Net loss                                        $  (500)
           -------------------------------------------------------------

           Basic and diluted net loss per share           $ (.0001)


                                Risk factors

You should carefully consider each of the risks described below and all of the other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In such an event, the trading price of our common stock could decline and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY ACCORDINGLY, NO INDICATION OF OUR FUTURE PERFORMANCE EXISTS.
We have not yet began operations. We are in the development stage and accordingly, we do not have a relevant operating history upon which an investor can make an evaluation of the likelihood of our success.
An investor in our securities must consider the uncertainties, expenses and difficulties frequently encountered by companies such as ours that are in the early stages of development. Furthermore an investor in our company should take special note of the fact that we operate in a highly competitive industry. Our operations may never generate significant revenues and we may never achieve profitable operations. An investor should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the problems, limited resources, expenses, risks and complications frequently encountered by similarly situated companies in the early stages of development. To address these risks, we must, among other things:

      -     be successful in raising capital;

      -     identify properties with income and appreciation potential

      -     effectively manage and lease those properties which we acquire

      -     effectively manage our growth by using leverage, and

      -     attract, retain and motivate qualified personnel.

If we are unable to successfully address these risks, our business plan may not yield the results we anticipate, and as such our prospects of profitability may be delayed or we may never achieve profitability.


IF WE ARE NOT ABLE TO RAISE SUFFICIENT CAPITAL TO ACQUIRE PROPERTIES WE WILL NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN.
We operate in a capital intensive industry and require significant capital expenditures to operate. Our ability to secure additional financing, if and when needed, may limit our ability to grow our business which could reduce our results of operations and revenues. We expect to make significant capital expenditures in the future to enhance and maintain the operations of our properties and to expand and develop our real estate holdings. In the event that our plans or assumptions change or prove to be inaccurate or if cash flow proves to be insufficient due to unanticipated expenses or otherwise, we may seek to minimize cash expenditures and/or obtain additional financing in order to support our plan of operations. Additional funding, whether obtained through public or private debt or equity financing, or from strategic alliances, may not be available when needed or may not be available on terms acceptable to us, if at all.


IF WE ARE NOT ABLE TO MARKET OUR PROPERTIES SUCCESSFULLY, OUR EARNINGS COULD BE DIMINISHED.
Before a property generates income, material expenditures are required to qualify and secure a mortgage, pay legal fees, closing costs in addition to any build out that may be needed. Our inability to market and lease our properties in a timely manner would have a material adverse effect on our ability to service our debt and to meet our working capital requirements.

INCREASED INTEREST RATES WOULD REDUCE OUR REVENUES.
In general, housing demand is adversely affected by increases in interest rates, housing costs and unemployment and by decreases in the availability of mortgage financing. If effective mortgage interest rates increase our ability to finance new properties may be adversely affected and our operating results and capital resources may also be negatively affected which may impair our ability to service existing debt and meet our working capital requirements.

BECAUSE OUR BUSINESS DEPENDS ON THE ACQUISITION OF PROPERTIES, THE UNAVAILABILITY OF PROPERTIES COULD REDUCE OUR REVENUES OR NEGATIVELY
AFFECT OUR RESULTS OF OPERATIONS.
Our operations and revenues are highly dependent on our ability to expand our portfolio of property. We may compete for available properties with persons and entities that possess significantly greater financial, marketing and other resources. Competition generally may reduce the amount of property available as well as increase the bargaining power of property owners seeking to sell. An inability to effectively carry out any of our sales/leasing activities may reduce our revenues or negatively affect our results of operations.

A DETERIORATION OF REGIONAL OR NATIONAL ECONOMIC CONDITIONS COULD REDUCE OUR REVENUES MORE SPECIFICALLY AN ECONOMIC DOWNTURN IN FLORIDA COULD REDUCE OUR REVENUES OR OUR ABILITY TO DEVELOP OUR BUSINESS.
Our ability to lease and in the future sell any properties we ay acquire could be affected due to a deterioration of regional or national economies, because we plan to acquire properties only in Florida any economic downturn in Florida could reduce our revenues or our ability to grow our business.

POOR RELATIONS WITH TENANTS COULD NEGATIVELY IMPACT OUR BUSINESS, WHICH COULD CAUSE OUR REVENUES OR RESULTS OF OPERATIONS TO DECLINE.
As a landlord, we may be expected by tenants from time to time to resolve any real or perceived issues or disputes that may arise in connection with their occupation of our property. Any efforts made by us in resolving these issues or disputes could be deemed unsatisfactory by the affected tenants and any subsequent action by these tenants, including withholding rent or refusing to vacate the property could negatively affect our ability to collect rent and/or re-let our properties, which could cause a delay in our income stream/cash flow and cause revenues or results of operations to decline. In addition, we could be required to make material expenditures related to the settlement of these issues or disputes.

BECAUSE OF OUR GEOGRAPHIC CONCENTRATION IN FLORIDA, AN ECONOMIC DOWNTURN IN FLORIDA COULD REDUCE OUR REVENUES OR OUR ABILITY TO GROW OUR BUSINESS.
We plan to acquire properties only in Florida. Consequently, any economic downturn in Florida could reduce our revenues or our ability to grow our business.

OUR REVENUES AND PROFITABILITY MAY BE ADVERSELY AFFECTED BY NATURAL DISASTERS. The Florida climate presents risks of natural disasters. To the extent that hurricanes, severe storms, floods or other natural disasters or similar events occur, our business may be adversely affected. To the extent our insurance is not adequate to cover business interruption or losses resulting from natural disasters, our revenues and profitability may be adversely affected.

SUBSTANTIAL INDEBTEDNESS AND HIGH LEVERAGE COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH.
Leverage could have important consequences to you, including the following:

+ our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate or other purposes may be impaired in the future;

+ certain of our borrowings are and will continue to be at variable rates of interest (including borrowings under our senior secured credit facility and project loans), which will expose us to the risk of increased interest rates;

+ leverage may limit our flexibility to adjust to changing economic or market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions.


RISKS THAT RELATE TO YOUR OWNERSHIP OF OUR COMMON STOCK

ONE STOCKHOLDER, WILL BE ABLE TO EXERCISE CONTROL OVER ALL MATTERS REQUIRING STOCKHOLDER APPROVAL.
On completion of this offering, one stockholder will be able to exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which may have the effect of delaying or preventing a third party from acquiring control over us. These transactions may include those that other stockholders deem to be in their best interests and in which those other stockholders might otherwise receive a premium for their shares over their current prices. For additional information regarding our stock ownership see "Principal stockholders."

WE DEPEND ON THE EFFORTS OF OUR MANAGEMENT. OUR MANAGER LACKS EXPERIENCE IN MANAGING A PUBLIC COMPANY.
Our sole officer has no prior management experience in public companies. Our success is substantially dependent on the performance of our executive officer. In particular, our success depends substantially on the continued efforts of Adam J. Laufer, our President and Chairman of our Board of Directors. Currently, we do not have key person life insurance on Mr. Laufer and may be unable to obtain such insurance in the near future due to high cost or other reasons. We also do not have written employment agreements with Mr. Laufer. The loss of the services of Mr. Laufer could have a material adverse effect on our business, if we are unable to find a suitable replacement.

OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE ADDITIONAL SHARES OF
STOCK.
We are authorized to issue up to 100,000,000 shares of common stock which may be issued by our board of directors for such consideration as they may consider sufficient without seeking stockholder approval and 20,000,000 shares or Preferred Stock . The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current stockholders.

WE DO NOT INTEND TO PAY FUTURE CASH DIVIDENDS.
We currently do not anticipate paying cash dividends on our common stock at any time in the near future. We may never pay cash dividends or distributions on our common stock. Any credit agreements which we may enter into with institutional lenders may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. (See "Dividend Policy.")

WE CANNOT PREDICT OUR FUTURE CAPITAL NEEDS AND WE MAY NOT BE ABLE TO SECURE ADDITIONAL FINANCING.
We currently have no credit facility or similar financing currently available. Furthermore, any debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to certain business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, our stockholders may experience additional dilution in net tangible book value per share. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due or respond to competitive pressures.


GOING CONCERN REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.
The fact that the Company Is a "Start-Up" with no Revenues to date raises Substantial doubt about the Company's ability to continue as a going concern.
In this regard, see the Report of Independent Certified Public Accountants Accompanying the Company's audited financial statements appearing elsewhere herein which cites substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will achieve profitability or generate positive cash flow in the future. As a result of these and other factors, there can be no assurance that the Company's proposed activities and/or acquisitions will be successful or that the Company will be able to achieve or maintain profitable operations. If the Company fails to achieve profitability, its growth strategies could be materially and adversely affected. (See "Management's Discussion And Analysis Of Financial Condition And Prospective Results Of Operations.")

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend," "hope" and similar expressions in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that could cause our actual results to differ materially from the forward-looking statements:

+  our ability to raise capital and become profitable;

+  our ability to compete in the Florida real estate market;

+  our ability to pay principal and interest on any indebtedness;

+  our ability to borrow in the future;

+  increases in interest rates;

+  the availability and cost of property;

+  natural disasters;

+  unanticipated litigation or legal proceedings;

+  continuation of current trends and general economic conditions.

All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

Our risks are more specifically described in "Risk factors." If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.


                               USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                      Determination of Offering Price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See section entitled "Selling Shareholders".

                                  DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PLAN OF DISTRIBUTION

General

     We are registering 5,000,000 shares of Common Stock in this offering, the Company will not receive any proceeds from the sale of common stock covered by this offering, which are being offered by shareholders.


PLAN OF DISTRIBUTION BY SELLING SHAREHOLDERS.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

(i)	on such public markets or exchanges as the common stock may
from time to time be trading;
(ii)	in privately negotiated transactions;
(iii)	through the writing of options on the common stock;
(iv)	in short sales; or
(v)	in any combination of these methods of distribution.

The sales price to the public may be:
(i)	the market price prevailing at the time of sale;
(ii)	a price related to such prevailing market price; or
(iii)	such other price as the selling shareholders determine from
time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

    We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

     The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(i)	not engage in any stabilization activities in connection with our common stock;

(ii)	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer;
and

(iii)	not bid for or purchase any of our securities or attempt to
induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                           LEGAL PROCEEDINGS

     The Company is not currently involved in any legal proceedings.


        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

    By way of summary, the following table reflects the name, age and position of the Company's executive officer and director. See the biographical information which follows:

NAME                AGE                  POSITION
----                ---                   --------
Adam Laufer*         28                  President, Chief Executive Officer,
                                         Secretary, Treasurer and Chairman
                                         of the Board of Directors


(*) Denotes Executive Officer

Mr. Adam Laufer

     Mr. Laufer is the sole officer and director of the Company, Mr. Laufer Will be solely responsible for all of the decisions of the Company. Mr. Laufer is a member of the Florida Bar. Prior to founding the Company, Mr. Laufer worked as an associate at, Fowler White Burnett Hurley Banick & Strickroot, a prominent law firm, in Miami, Florida. In addition to his present role with the Company, Mr. Laufer is a principal in and the president of Life Extensions HRT, Inc. a health and wellness company that offers anti-aging products and solutions to both consumers and businesses (doctors offices). Mr. Laufer also currently maintains a law practice, in which he practices general corporate and securities law.

                         -----------------------------
     IT IS NOT EXPECTED THAT ADDITIONAL PERSONNEL WILL BE EMPLOYED TO ASSIST IN OPERATIONS AND MANAGEMENT OF THE COMPANY, UNTIL SUCH TIME AS MANAGEMENT DEEMS IT

NECESSARY. THE COMPANY INTENDS TO EXPAND ITS BOARD OF DIRECTORS TO INCLUDE INDIVIDUALS EXPERIENCED IN THE REAL ESTATE INDUSTRY.


          SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table summarizes the beneficial ownership of the company's shares by the company's executive officers, directors, and 10% or greater shareholders immediately prior to and after this Offering.

                                        PRIOR TO              AFTER
                                      THE OFFERING         THE OFFERING
                                     -----------------     ---------------
TITLE OF
CLASS      NAME OF BENEFICIAL OWNER:    NUMBER        %       NUMBER       %
-------    -------------------------   ----------   ------   --------    -----
  Common   Adam Laufer                5,000,000     100%    nil          nil
           President, CEO and
           Chairman of the
           Board pf Directors
           650 West Ave.
           Suite 1509.
           Miami Beach, FL


  Common   ALL DIRECTORS,
           OFFICERS AS A GROUP        5,000,000     100%    nil         nil



                          DESCRIPTION OF SECURITIES

     The Company's authorized capital stock consists of 100,000,000 shares of $0.0001 par value Common Stock, and 20,000,000 Shares par value $0.0001 of Preferred Stock. Shareholders are entitled to one vote per Share on all matters to be voted upon by Shareholders and, upon issuance in consideration of full payment, are non-assessable. In the event of liquidation, dissolution or winding up of the Company, the Shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the Shares could elect all the directors of the Company. There are no redemption or sinking fund provisions or preemptive rights with respect to the Shares, and Shareholders have no right to require the Company to redeem or purchase Shares.

                                 DIVIDEND RIGHTS

     Each Share is entitled to dividends if, as and when dividends are declared by the Company's Board of Directors. It is not the current expectation of the Company to pay dividends.

                                  TRANSFER AGENT

         The Company has appointed Interstate Transfer Company as the Company's stock transfer agent. Interstate Transfer Company is located at 6084 So. 900 E. Suite 101, Salt Lake City, Utah.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      The counsel named in this prospectus as having given an opinion on the validity of the shares being registered and upon other legal matters concerning the registration or offering of the securities holds five million (5,000,000) shares of the Common Stock of the Company, is the Company's, president, sole employee and director and is a selling stockholder in this offering.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

    The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable.


                   ORGANIZATION WITHIN LAST FIVE YEARS

      The Company has issued a total of 5,000,000 shares of Common
Stock to Adam Laufer for a total of $500 in services, in connection with the formation, and incorporation of the Company, including the preparation and filing of Form 10sb with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.


                          DESCRIPTION OF BUSINESS

     Dair Ventures, Inc. (the "Company") was incorporated on May 17, 2001 under the laws of the State of Florida. The Company voluntarily filed
Form 10sb with the Securities and Exchange Commission, as a "Blank
Check" company, and undertook the responsibility of filing periodic reports in accordance with 12 (g) of the Securities Exchange Act of 1934. On July 3, 2002 the Company filed Form 8k with the Securities and Exchange Commission, in which the Company stated its intention to adopt a specific business plan, in accordance therewith the Company is conducting this offering.

    We are a development stage business, we have no active business operations and no significant assets. Our activities to this point have been limited to organizational activities and the preparation of this registration statement, in accordance with the Company's intention to acquire, improve, operate and hold for investment income producing real property. The Company's purpose is to purchase properties and to own and operate the properties for a period of five to ten years.

The Business

     Dair Ventures, Inc. intends to acquire, improve, operate and hold for investment income, producing real property. The Company's plan is to purchase properties and to own and operate the properties for a period of five to ten years.

The Company plans to purchase both commercial and residential property. The Company plans to identify properties primarily by using realtors. The Company plans to locate tenants for its properties by advertising the properties in local publications and with the help of realtors.

Commercial properties are typically rented under a triple net lease, wherein; the tenant is responsible for most of the maintenance and repairs, common expenses, taxes and insurance. With respect to Multi family properties, the Company will generally bear the burden of the maintenance costs. The properties are expected to appreciate at above market rates and thereby provide long-term asset appreciation.

At the close of the offering management plans to pre-qualify with a lender, a bank or other financial institution, for a non-verifiable income mortgage, which typically requires a 25% to 30% down payment. Once we receive pre-qualification from a lender the Company will initiate efforts to identify a property to acquire. If the offering proceeds raised are between 25%-50% of the maximum offered, Management will specifically seek a property which is currently producing, that is a property with a lease currently in place, with a minimum of 6 months remaining in its term, in order to minimize the costs to the Company associated with identifying a tenant and entering a new lease.


COMPETITION

The Company will be competing with, individual investors, Limited partnerships, Reits and other public and private entities which may have significantly more assets, capital and experience in investing and managing real estate.

In addition to competing for investors the Company will be competing in the marketplace for properties. Management anticipates that the number of persons seeking to purchase income producing properties may create difficulty for Management in identifying and acquiring properties. Competition may result in the Company paying a premium over the market price of the property in order to acquire operating revenue and risk some of the anticipated return from the appreciation of the property.

REITS
Reits may have an advantage over the company in attracting investors because of the IRS mandate that, in order to qualify as a Reit, 80% of operating income must be distributed to investors. Investors may seek to place their investing capital in this sort of structure in order to receive cash disbursements rather than with the company which does not anticipate paying dividend or making other distributions to shareholders.

EMPLOYEES

     As of September 18, 2002, the Company had one part-time employee. It is anticipated that the company will hire additional personnel as needed to meet additional administrative and managerial demands. It is not expected that future employees will be represented by employee union(s).


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES
     The Company was incorporated on May 17, 2001 in Florida as a "c" corporation for the purpose of creating, launching and developing an online specialized search directory.

    To date the Company has not generated any revenues, in accordance with our business plan we will not generate any revenues from operations until such time as we acquire our first commercial and/or residential piece of real property and we are able to lease the property and/or we acquire a piece of property with an existing lease/tenant in place.

     To date the Company has not raised any capital, however the President of the Company has funded initial operations and costs associated with this offering.

    The Company expects to fund development expenditures and incur losses until it is able to generate sufficient income and cash flows to meet such expenditures and other requirements. The Company does not currently have adequate cash reserves to continue to cover such anticipated expenditures and cash requirements. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. In this regard, see the Independent Certified Public Accountants' Report appearing elsewhere herein which cites substantial doubt about the Company's ability to continue as a going concern.


           MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    The following discussion and analysis should be read in conjunction with our financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed in this prospectus will necessarily continue into the future or that any conclusion reached in this prospectus will necessarily be indicative of actual operating results in the future. The discussion represents only the best present assessment of management.

Plan of Operations

     We were incorporated on May 17, 2001. We have not commenced planned principal operations and we are considered a development stage enterprise. To date our activities have been limited to organizational matters, including; the development of a business plan, raising capital, the preparation and filing of the registration statement of which this prospectus is a part.

    Our management's plan of operation for the next twelve months is first to raise funds in a series of private equity offerings. If the offerings are successful, we intend to use the proceeds primarily to acquire income producing properties.

We plan to prioritize our expenditure in the following way by paying the expenses connected to the offering and allocating the bulk of our proceeds thereafter to the acquisition of income producing property.

Upon raising adequate capital investment to initiate operations, we intend to pre-qualify for a non-income verifiable mortgage, which typically requires a 25% to 30% down payment. Once we receive pre-qualification from a lender the Company will initiate efforts to identify a property to acquire. Management will specifically seek a property which is currently producing, that is a property with a lease currently in place, with a minimum of 6 months remaining in its term, in order to minimize the costs to the Company associated with identifying a tenant and entering a new lease.

We believe that the Company will require an estimated $50,000 in capital investment in order to operate a more moderate business plan for the next twelve months. However, there is no assurance that management will be able to attract such an investment. Furthermore, in the event that we are able to attract additional capital through private investment and/or we are unable to use our securities as currency to acquire real property; we will continue to operate the business in its current form while exhausting all efforts in procuring additional funding. If we are unsuccessful, investors will have lost their money and we will not attempt to pursue further efforts with respect to such business, and it is unlikely we would have the financial ability to do so in any event. In such case, management will call a shareholders meeting to decide whether to liquidate the company or what direction we will pursue, if any. However, we presently have no plans, commitments or arrangements with respect to any other potential business venture and there is no assurance we could become involved with any other business venture, especially any business venture requiring significant capital.

                       DESCRIPTION OF PROPERTY

     The Company does not currently own or lease any property.


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FUTURE MEMBERS OF MANAGEMENT MAY NOT BE REQUIRED TO DEVOTE FULL-TIME TO THE BUSINESS ACTIVITIES OF THE COMPANY.
     Adam Laufer will not devote full time to the activities of the Company. Mr. Laufer has professional responsibilities to entities other than the Company. Those external activities may be pursued within the discretion of management. However, as described in "Fiduciary Responsibility Of
The Company's Management" below, those activities are subject to fiduciary standards even if full-time is not devoted to the Company. Moreover, we expect that any part time managers would be precluded from engaging in a competing enterprise or other venture that may conflict or compete with the company by executing a non-compete or other similar agreement.

THE COMPANY CURRENTLY OPERATES OUT OF THE LAW OFFICES OF MR. ADAM LAUFER THE COMPANY'S CHAIRMAN AND PRESIDENT.
     The Company currently operates out of the offices of Mr. Adam Laufer on a rent free basis, until such time as new president is elected by the Board of Directors, and/or until such time as the Company requires new accommodations.

NO INDEPENDENT REVIEW.
     The Attorney preparing this registration statement is being partially paid with Shares in the Company. While it is not expected to have any adverse consequence (such as undermining professional representation), Adam J. Laufer is being paid for his services through significantly reduced cash compensation and the issuance of Shares in the Company. (See "Experts.")


       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET PRICE.
There is no trading market for the Company's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

HOLDERS.

There is one holder of the Company's Common Stock. The issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

DIVIDENDS.

The Company intends to retain future earnings for use in its business and does not anticipate paying any dividends on Shares in the foreseeable future. While not currently so restricted, the Company may be prohibited from paying dividends on the Shares in the future under credit or other financing agreement(s) unless certain amounts are available and certain other conditions are satisfied.


                          EXECUTIVE REMUNERATION

         The Company was formed on May 17, 2001 and therefore paid no compensation prior to that time. Although there are no employment agreements in place.

      The following table sets forth certain information regarding compensation paid to our Chief Executive Officer, Chairman of the Board and our President.

                                              SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                             ANNUAL COMPENSATION    COMPENSATION
                                             -------------------    ------------
    NAME AND         FISCAL YEAR ENDED                                ALL OTHER
PRINCIPAL POSITION    DECEMBER 31,     SALARY    BONUS   OPTIONS (#)  COMPENSATION
-----------------    ---------------   ------    -----   -----------   -----------
Adam Laufer                  2001       $0        $0       0              0
President and Chief
Executive Officer

---------------
     Mr. Laufer has not drawn any compensation from the company and will not draw a salary until we have the financial resources to do so.

     As the Company's operations develop, it is anticipated that additional personnel may be hired. It is generally anticipated that any such future individuals will devote full time to the Company.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Reference is made to such Registration Statement, including the amendment(s) and exhibits thereto, for further information with respect to the Company and such securities. The Registration Statement can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's following regional offices: at Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison, Suite 1400, Chicago, Illinois 60601. Copies of the Registration Statement can be obtained from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     For further information with respect to the Company and the shares of common stock offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the SEC, at the addresses set forth above. Moreover, the Company has filed such materials electronically with the SEC; accordingly, such materials can be accessed through the SEC's web site that contains reports, proxy and information statements and other information regarding registrants (http://www.sec.gov).

                          FINANCIAL STATEMENTS

      Set forth below are the audited financial statements for the Company for the period ended June 31, 2002. The following financial statements are attached to this report and filed as a part thereof.














                        DAIR VENTURES, INC.
                    (A DEVELOPMENT STAGE COMPANY)



































                              28

                                INDEX
                                -----
------------------------------------------------------------------------------
                                                                       Page(s)
                                                                       -------
Independent Auditors' Report .........................................    F-3

Financial Statements

   Statement of Financial Position, as of June 30, 2002 ..........       F-4

   Statement of Operations and Deficit for the Period
    from January 1, 2002 (Inception) through June 30, 2002 .......       F-5

   Statement of Stockholders' Equity for the Period from
    January 1, 2002 (Inception) through June 30, 2002 ...............    F-6

   Statement of Cash Flows for the Period from January 1, 2002
                   through June 30, 2002 ............................    F-7

   Notes to Financial Statements .....................................    F-8-9

*Audited Financials for the Period From Inception through
  December 31, 2001 are incorporated by reference to the Company's
  10k-sb filing as filed on June 28, 2002.
- ------------------------------------------------------------------------------

































                                   29
                                 -F-2-

-------------------------------------------------------------------
Eisner C.P.A., P.C.
Certified Public Accountants
429 Atlantic Avenue
Freeport, New York, 11520
tel. 516-623-4900
fax. 516-623-4996
- ------------------------------------------------------------------


                     INDEPENDENT AUDITORS' REPORT
                     ----------------------------


To the Board of Directors of:
DAIR VENTURES, INC.
(A Development Stage Company)

650 West Avenue Suite 1509
Miami Beach, Fl. 33139

We have audited the accompanying statement of financial position of DAIR VENTURES, INC. (a development stage company) as of January 1, 2002 (inception) through June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DAIR VENTURES, INC. (a development stage company) as of December 31, 2001, and the results of its operations and its cash flows for the period from January 1, 2002 through June 30, 2002 in conformity with generally accepted accounting principles.



/s/ Eisner CPA
- -----------------------------
Eisner C.P.A, P.C.
Certified Public Accountants
July 17, 2002





                                   30
                                 -F-3-

                          DAIR VENTURES, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                            BALANCE SHEET
                         as of June 30, 2002
                       -----------------------


ASSETS:
- -------

CURRENT ASSETS                                              $       0
cash
                                                             ---------

      TOTAL CURRENT ASSETS                                          0
                                                            ---------
OTHER ASSETS                                                        0
                                                            ---------

 TOTAL ASSETS                                               $       0
                                                            =========


LIABILITIES and STOCKHOLDERS' EQUITY:
- -------------------------------------

CURRENT LIABILITIES                                         $       0

 TOTAL LIABILITIES                                                  0
                                                            ---------

STOCKHOLDERS' EQUITY:
- ---------------------

   Common stock, $0.0001 par value;
   100,000,000 shares authorized;
   5,000,000 shares issued and
   outstanding                                                    500

   Accumulated deficit during
   development stage                                             (500)
                                                            ---------

       TOTAL STOCKHOLDERS' EQUITY                                   0
                                                            ---------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $       0
                                                            =========







 The accompanying notes are an integral part of financial statements.

                                 -F-4-

                         DAIR VENTURES, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF OPERATIONS
                    January 1, 2002 to June 30, 2002
            ---------------------------------------------



INCOME                                                 $

Operating Expenses

      Organization expense                                   (500)
                                                       -----------

TOTAL EXPENSES                                               (500)
                                                       -----------

PROVISION FOR INCOME TAXES                                      0
                                                       -----------

NET LOSS                                                     (500)
                                                       -----------

      RETAINED EARNINGS, at beginning                           0
                                                       -----------

DEFICIT, at end                                        $     (500)
                                                       ===========

NET LOSS PER COMMON SHARE                              $   (.0001)
                                                       ===========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                                     5,000,000
                                                       ===========




















 The accompanying notes are an integral part of financial statements.

                                 -F-5-


                         DAIR VENTURES, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF STOCKHOLDERS' EQUITY
                 January 1, 2002 to June 30, 2002
            ---------------------------------------------


                               Common Stock
                         -------------------------    Additional                   Total
                          Numbers of                   paid-in                  Stockholders'
                            Shares       Amount        capital     Deficit        Equity
                         ------------  -----------    ----------   ---------   -------------


January 1, 2001            5,000,000   $      500     $        0  $      0    $        500
issued for services


Net loss                                                              (500)           (500)
                           ----------  -----------    ----------  ---------   -------------

Balance, June 30, 2002      5,000,000   $      500     $       0  $   (500)   $          0
                           ==========  ===========    =========== =========   =============




















 The accompanying notes are an integral part of financial statements.

                                -F-6-


                          DAIR VENTURES, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF CASH FLOWS
                    January 1, 2002 to June 30, 2002
            ---------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
- ------------------------------------

   Net loss                                                  $      (500)
   Adjustment to reconcile net loss to net cash
   provided by operational
   activities issue of common stock for services                      0
                                                              ------------

NET CASH USED IN OPERATING EXPENSES                                    0
                                                              ------------
CASH FLOWS FROM INVESTING ACTIVITIES                                   0
                                                              ------------

CASH FLOWS FROM FINANCING ACTIVITIES                                   0
                                                              ------------

NET INCREASE (DECREASE)                                       $        0
                                                              ------------

CASH, BEGINNING OF PERIOD                                              0
                                                              ------------

CASH, END OF PERIOD                                           $        0
                                                               ============



















The accompanying notes are an integral part of financial statements.

                                 -F-7-

                               DAIR VENTURES, INC
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                              as of June 30,2002
                        --------------------------------

NOTE 1 -	NATURE OF OPERATIONS

Dair Ventures, Inc. (the "Company") was incorporated on May 15, 2001 under the laws of the State of Florida. We are a development stage business, we have no active business operations and no significant assets. The Company plans to acquire, improve, operate and hold for investment income producing real property. The Company's purpose is to purchase properties to own and operate the properties for a period of five to ten years. The Company's fiscal year end is December 31.

We estimate that we need to raise a minimum of $50,000 to continue operations for the next 12 months.


NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

	A)	Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its current efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Since formation, the Company's operations have been devoted primarily to:

* Raising capital
* Developing its business
* Obtaining financing
* Developing its marketing plan
* Developing its accounting system

These statements are presented on the basis that the Company will continue as a going concern. This contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying financial statements, the Company has incurred net losses since its inception and minimal revenues.

The Company's plan to fund its future operations and activities is based upon obtaining additional equity financing in order for the Company to implement its business plan and generate sufficient revenues to maintain profitable operations. There can be no assurance that the Company's plan will be adequately implemented even if sufficient funds are obtained. Further, any additional equity financing if obtained may be dilutive to existing stockholders.

     If the Company is unable to obtain sufficient additional equity financing, the Company is expected to operate under a more moderate business plan in order to reduce operating costs while trying to slowly increase revenues and working capital.

These factors, as well as the Company's ability to obtain adequate stockholder capital contributions, future equity funding and achieve and maintain profitable operations, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

           A)     Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax liabilities and assets of a change in tax rates is recognized in income in the period that includes the enactment date.

There were no current or deferred income tax expense or benefits due to the fact that the Company did not have any material operations for the period from January 1, 2002 through June 30, 2002.

	       B)	Net Loss Per Share

Earnings per share is determined in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". This statement establishes standards for computing and presenting earnings per share ("EPS"). It replaces the presentation of primary EPS with a presentation of basic EPS.

The net loss per share is computed by dividing the net loss for the period by the weighted average number of shares outstanding (as adjusted retroactively for the dilutive effect of common stock options) for the period plus the dilutive effect of outstanding common stock options and warrants considered to be common stock equivalents. Stock options and other common stock equivalents are excluded from the calculations as their effect would be anti-dilutive. Common stock issued for nominal consideration is deemed outstanding for all historical periods.

             C)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates made in preparation of the financial statements.

NOTE 4 -	STOCKHOLDERS' EQUITY


     A)  Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $0.0001 par value, with such designations, voting other rights and preferences as may be determined from time to time by the Board of Directors. The Company did not issue any shares of its preferred stock as of June 30, 2002.

     B) Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $0.0001 par value. At the time of inception, the Company issued a total of 5,000,000 shares to its founder. The shares were issued at par value and were purchased for $500 in legal services rendered to the Company.


    C) Warrants and Options

There are no warrants or options outstanding to issue and additional shares of common stock.












                                   36
                                 -F-9-

                 INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Dair Ventures, Inc. on Form SB-2--- of our report dated June 30, 2002, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 30, 2002 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

Eisner C.P.A. P.C.

Certified Public Accountants
August 26, 2002



                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                        ACCOUNTING AND FINANCIAL DISCLOSURE

The Company, by decision of the Board of Directors, has chosen to change auditors. This change in auditors is not based on any disagreement or any other event as described in Item 304 of Regulation SB.

                                PROSPECTUS

                             DAIR VENTURES, INC.

                      5,000,000 Shares OF Common Stock

                             September 18, 2002

                           TABLE OF CONTENTS
DESCRIPTIVE TITLE                                     PAGE
=================                                     ====

SUMMARY INFORMATION AND RISK FACTORS. . . . . . . . . .5
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . .13
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . .15
DILUTION . . . . . . . . . . . . . . . . . . .  . . . .15
PLAN OF DISTRIBUTION . . . . . . . . . . . . .  . . . .16
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . .19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
    AND CONTROL PERSONS . . . . . . .  . . . . . . .  .19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
    OWNERS AND MANAGEMENT. . . . . .. . . . . . . . . .20
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . .20
INTEREST OF NAMED EXPERTS AND COUNSEL . . . . . . . . .21
DISCLOSURE OF COMMISSION POSITION OF
   INDEMNIFICATION FOR SECURITIES ACT LIABILITES. . . .21
ORGANIZATION WITHIN LAST FIVE YEARS . . . . . . . . . .21
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . .21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR
   PLAN OF OPERATION . . . . . . . . . .. . . . . . . .22
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . .24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . .  .24
MARKET FOR COMMON EQUITY AND RELATED
   STOCKHOLDER MATTERS  . . . . . . .  .  . . . . . . .25
EXECUTIVE COMPENSATION . . . . . . . . . . .  . . . . .26
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .. .28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
   ON ACCOUNTING AND FINANCIAL DISCLOSURE . . . . . . .37


NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

THIS PROSPECTUS DOES NOT CONSTITUTE AS AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0850 of the General Corporation Law of the State of Florida provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii)(relating to liability for unauthorized acquisitions or redemption of, or dividends on, capital stock) of the General Corporation Law of the State of Florida, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        Set forth below is an estimate of the approximate amount of the fees and expenses paid by the Registrant and affiliates as described in the Prospectus.

                                                              APPROXIMATE AMOUNT
                                                            -----------------
Securities and Exchange Commission
registration fee..................................................... $  69
National Association of Securities
Dealers, Inc. filing fee............................................  N/A
Printing expenses ................................................... 2,500
Accounting fees and expense ........................................  5,000
Blue Sky filing fees................................................    800
Legal (including Blue Sky) fees.....................................     -
Miscellaneous expenses   .............................................5,000
                                                                      -----
TOTAL...............................................................$13,369
                                                                    =======

ITEM 28.     UNDERTAKINGS
A.          Certificates:  Inapplicable

B.          Rule 415 Offering
            The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (I) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "1933 Act"); (ii) reflect in the Prospectus any facts or events which, together, represent a fundamental change in the information in the Registration Statement; and (iii) include any additional or changed material information on the plan of distribution.


C.          Request for Acceleration of Effective Date

            The Registrant may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the 1933 Act.

d.          Rule 430A

            The undersigned Registrant will:

                        (1) For determining any liability under the Act, treat
            the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a Prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

                        (2) For any liability under the 1933 Act, treat each
            post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

      There have been no recent sales of the Company's securities.
As noted above, in connection with organizing the Company, on May
15, 2001, the Company issued a total of 5,000,000 unregistered shares of common stock at a value of $.0001 per share Laufer Capital
Partners Inc. for services rendered. Adam J. Laufer, the Company's sole officer and director is the sole director, controlling shareholder and president of Laufer Capital Partners Inc. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder.

ITEM 27.     INDEX TO EXHIBITS


                        3.1 Certificate of Incorporation and Certificate of Amendment thereto.

                        3.2        Bylaws of Registrant

                        3.3        Form of Stock Certificate

                        5.1 Opinion of Counsel as to the legality of the Shares.

                        24.1       Consent of Counsel (Adam J. Laufer Esq.
                                    Attorney at Law).

                        24.2       Consent of Auditors (Eisner C.P.A. P.C.).

















            [The Balance of This Page Is Intentionally Left Blank]

EXHIBIT 3.1
                  CERTIFICATE OF INCORPORATION

                         STATE OF FLORIDA
                        SECRETARY OF STATE
                      DIVISION OF CORPORATIONS

                     ARTICLES  OF INCORPORATION
                               OF
                         DAIR VENTURES, INC.

      ARTICLE I:  FIRST:  The name of the corporation shall be

                         Dair Ventures, Inc.

      ARTICLE II: The principal place of business and mailing address of the corporation shall be located at

                 650 West Avenue, #1509, in the City of Miami Beach,
                              Dade County, Florida.

      ARTICLE III: The nature of business and purpose of the organization is to engage in any lawful act or activity for which corporations may be organized under the Florida Corporation Laws.

      ARTICLE IV: The total number of shares of stock which the Corporation is authorized to issue is 120,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share and to be issued in such series and to have such rights, preferences, and designation as determined by the Board of Directors of the Corporation.

      ARTICLE V:  The Sole Officer/Director of the Corporation is:
                        Adam J. Laufer
                        650 West Avenue, #1509
                        Miami Beach, FL 33139

      ARTICLE VI: The Name and address  of the registered Agent is:

                        Adam J. Laufer
                        650 West Avenue, #1509
                        Miami Beach, FL 33139

      ARTICLE VII: The name and address of the incorporator is as follows:

                        Adam J. Laufer
                        650 West Avenue, #1509
                        Miami Beach, FL 33139

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 14th day of May, 2001.

                                    /s/ Adam J. Laufer
                                    -------------------------
                                    Adam J. Laufer
                                    Incorporator

EXHIBIT 3.2

                         DAIR VENTURES, INC.


                               BY-LAWS

                              ARTICLE I

                           The Stockholders

      SECTION 1.1. ANNUAL MEETING. The annual meeting of the stockholders of Dair Ventures, Inc. (the "Corporation") shall be held on the third Thursday in May of each year at 10:30 a.m. local time, or at such other date or time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting.


      SECTION 1.2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the written resolution or request of two-thirds or more of the members of the Board of Directors, the president, or any executive vice president and shall be called upon the written request of the holders of two-thirds or more in amount, of each class or series of the capital stock of the Corporation entitled to vote at such meeting on the matters(s) that are the subject of the proposed meeting, such written request in each case to specify the purpose or purposes for which such meeting shall be called, and with respect to stockholder proposals, shall further comply with the requirements of this Article.

      SECTION 1.3. NOTICE OF MEETINGS. Written notice of each meeting of stockholders, whether annual or special, stating the date, hour and place where it is to be held, shall be served either personally or by mail, not less than fifteen nor more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their stock, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid, and shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

      SECTION 1.4. FIXING DATE OF RECORD. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (to the extent that such action by written consent is permitted by law, the Certificate of Incorporation or these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in its state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

      (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      SECTION 1.5. INSPECTORS. At each meeting of the stockholders, the polls shall be opened and closed and the proxies and ballots shall be received and be taken in charge. All questions touching on the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by one or more inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner.

      SECTION 1.6. QUORUM. At any meeting of the stockholders, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

      If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these By-Laws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 1.7. BUSINESS. The chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of Directors or executive committee may appoint any stockholder to act as chairman of any meeting in the absence of the chairman of the Board. The secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

      SECTION 1.8. STOCKHOLDER PROPOSALS. No proposal by a stockholder shall be presented for vote at a special or annual meeting of stockholders unless such stockholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to stockholders, provide the Board of Directors or the secretary of the Corporation with written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include the name and address of such stockholder, the number of voting securities that he holds of record and that he holds beneficially, the text of the proposal to be presented to the meeting and a statement in support of the proposal.

      Any stockholder who was a stockholder of record on the applicable record date may make any other proposal at an annual meeting or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the secretary prior to the date set forth herein above, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place sixty days or more thereafter. This provision shall not prevent
the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business proposed by a stockholder shall be acted upon at such annual meeting unless stated and filed as herein provided.

      Notwithstanding any other provision of these By-Laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; nor shall the Corporation be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation.

      SECTION 1.9. PROXIES. At all meetings of stockholders, a stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      SECTION 1.10. VOTING BY BALLOT. The votes for directors, and upon the demand of any stockholder or when required by law, the votes upon any question before the meeting, shall be by ballot.

      SECTION 1.11. VOTING LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

      SECTION 1.12. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. If no designation is made or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

      SECTION 1.13. VOTING OF STOCK OF CERTAIN HOLDERS. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

      Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court-appointed guardian or conservator, either in person or by proxy, without a transfer of such stock into the name of such administrator, executor, court-appointed guardian or conservator. Shares of capital stock of the Corporation standing in the name of a trustee may be voted by him, either in person or by proxy.

      Shares of capital stock of the Corporation standing in the name of a receiver may be voted, either in person or by proxy, by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.

      A stockholder whose stock is pledged shall be entitled to vote such stock, either in person or by proxy, until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote, either in person or by proxy, the stock so transferred.

      Shares of its own capital stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding stock at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding stock at any given time.


                              ARTICLE II

                          Board of Directors

      SECTION 2.1. GENERAL POWERS. The business, affairs, and the property of the Corporation shall be managed and controlled by the

Board of Directors (the "Board"), and, except as otherwise expressly provided by law, the Certificate of Incorporation or these By-Laws, all of the powers of the Corporation shall be vested in the Board.


      SECTION 2.2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be not fewer than one nor more than five. Within the limits above specified, the number of directors shall be determined by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

      SECTION 2.3. ELECTION, TERM AND REMOVAL. Directors shall be elected at the annual meeting of stockholders to succeed those directors whose terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected and qualified. Directors need not be stockholders. A director may be removed from office at a meeting expressly called for that
purpose by the vote of not less than a majority of the outstanding capital stock entitled to vote at an election of directors.

      SECTION 2.4. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum; except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs provided that the holders of not less than a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote for the election of directors, voting together as a single class, shall vote for each replacement director. All directors elected to fill vacancies shall hold office for a term expiring at the time of the next annual meeting of stockholders and upon election and qualification of his successor. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

      SECTION 2.5. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the president or to the secretary of the Corporation. The resignation of any director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 2.6. PLACE OF MEETINGS, ETC. The Board of Directors may hold its meetings, and may have an office and keep the books of the Corporation (except as otherwise may be provided for by law), in such place or places in or outside the state of incorporation as the Board from time to time may determine.

      SECTION 2.7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held as soon as practicable after adjournment of the annual meeting of stockholders at such time and place as the Board of Directors may fix. No notice shall be required for any such regular meeting of the Board.

      SECTION 2.8. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at places and times fixed by resolution of the Board of Directors, or upon call of the chairman of the Board, if any, or vice-chairman of the Board, if any, the president, an executive vice president or two-thirds of the directors then in office.

      The secretary or officer performing the secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all special meetings of the Board of Directors, provided that notice need not given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

  SECTION 2.9. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors of the Corporation, or any committee thereof, may participate in a regular or special or any other meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

      SECTION 2.10. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if prior or subsequent to such action all the members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

      SECTION 2.11. QUORUM. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

      SECTION 2.12. BUSINESS. Business shall be transacted at meetings of the Board of Directors in such order as the Board may determine. At all meetings of the Board of Directors, the chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall preside.

      SECTION 2.13. INTEREST OF DIRECTORS IN CONTRACTS. (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

      (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

      (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

      (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors or the stockholders.

      (b) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      SECTION 2.14. COMPENSATION OF DIRECTORS. Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the Board of Directors or the executive committee or any other committee appointed by the Board as the Board may from time to time determine.

      SECTION 2.15. LOANS TO OFFICERS OR EMPLOYEES. The Board of Directors may lend money to, guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, whether or not such officer or employee is also a director of the Corporation, whenever, in the judgment of the directors, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation; provided, however, that any such loan, guarantee, or other assistance given to an officer or employee who is also a director of the Corporation must be authorized by a majority of the entire Board of Directors. Any such loan, guarantee, or other assistance may be made with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, but not limited to, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board of Directors may determine.

      SECTION 2.16. NOMINATION. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, the close of business on the last day of the eighth month after the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the

Board of Directors, and; (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                             ARTICLE III

                              Committees

      SECTION 3.1. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors then fixed by these By-Laws or resolution thereto, may establish such standing or special committees of the Board as it may deem advisable, and the members, terms, and authority of such committees shall be set forth in the resolutions establishing such committee.

      SECTION 3.2. EXECUTIVE COMMITTEE NUMBER AND TERM OF OFFICE. The Board of Directors may, at any meeting, by majority vote of the Board of Directors, elect from the directors an executive committee. The executive committee shall consist of such number of members as may be fixed from time to time by resolution of the Board of Directors. The Board of Directors may designate a chairman of the committee who shall preside at all meetings thereof, and the committee shall designate a member thereof to preside in the absence of the chairman.

      SECTION 3.3. EXECUTIVE COMMITTEE POWERS. The executive committee may, while the Board of Directors is not in session, exercise all or any of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors; except that the executive committee shall not have the power or authority of the Board of Directors to (i) amend the Certificate of Incorporation or the By-Laws of the Corporation,
(ii) fill vacancies on the Board of Directors, (iii) adopt an agreement or certification of ownership, merger or consolidation,
(iv) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or a dissolution of the Corporation or a revocation of a dissolution, (v) declare a dividend, or (vi) authorize the issuance of stock.

      SECTION 3.4. EXECUTIVE COMMITTEE MEETINGS. Regular and special meetings of the executive committee may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-Laws for regular and special meetings of the Board of Directors. Special meetings of the executive committee may be called by any member thereof. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special or regular meeting of the executive meeting if a quorum is present. At any meeting at which every member of the executive committee shall be present, in person or by telephone, even though without any notice, any business may be transacted. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action.

      The executive committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority of the total number of members of the executive committee shall be necessary to constitute a quorum. In every case, the affirmative vote of a quorum shall be necessary for the adoption of any resolution.

      SECTION 3.5. EXECUTIVE COMMITTEE VACANCIES. The Board of
Directors, by majority vote of the Board of Directors then in office, shall fill vacancies in the executive committee by election from the directors.


                              ARTICLE IV

                             The Officers

      SECTION 4.1. NUMBER AND TERM OF OFFICE. The officers of the Corporation shall consist of, as the Board of Directors may determine and appoint from time to time, a chief executive officer, a president, one or more executive vice-presidents, a secretary, a treasurer, a controller, and/or such other officers as may from time to time be elected or appointed by the Board of Directors, including such additional vice-presidents with such designations, if any, as may be determined by the Board of Directors and such assistant secretaries and assistant treasurers. In addition, the Board of

Directors may elect a chairman of the Board and may also elect a vice-chairman as officers of the Corporation. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except as may be required by law.

      The officers of the Corporation shall be elected or appointed from time to time by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the Board of Directors.

      Each of the salaried officers of the Corporation shall devote his entire time, skill and energy to the business of the Corporation, unless the contrary is expressly consented to by the Board of Directors or the executive committee.

      SECTION 4.2. REMOVAL. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby.

      SECTION 4.3. THE CHAIRMAN OF THE BOARD. The chairman of the Board, if any, shall preside at all meetings of stockholders and of the Board of Directors and shall have such other authority and perform such other duties as are prescribed by law, by these By-Laws and by the Board of Directors. The Board of Directors may designate the chairman of the Board as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

      SECTION 4.4. THE VICE-CHAIRMAN. The vice-chairman, if any, shall have such authority and perform such other duties as are prescribed by these By-Laws and by the Board of Directors. In the absence or inability to act of the chairman of the Board and the president, he shall preside at the meetings of the stockholders and of the Board of Directors and shall have and exercise all of the powers and duties of the chairman of the Board. The Board of Directors may designate the vice-chairman as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

      SECTION 4.5. THE PRESIDENT. The president shall have such authority and perform such duties as are prescribed by law, by these By-Laws, by the Board of Directors and by the chief executive officer (if the president is not the chief executive officer). The president, if there is no chairman of the Board, or in the absence or the inability to act of the chairman of the Board, shall preside at all meetings of stockholders and of the Board of Directors. Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

      SECTION 4.6. THE CHIEF EXECUTIVE OFFICER. Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer. The chief executive officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation, including the power to appoint and discharge agents and employees, and the powers vested in him by the Board of Directors, by law or by these By-Laws or which usually attach or pertain to such office.

      SECTION 4.7. THE EXECUTIVE VICE-PRESIDENTS. In the absence of the chairman of the Board, if any, the president and the vice-chairman, if any, or in the event of their inability or refusal to act, the executive vice-president (or in the event there is more than one executive vice-president, the executive vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the Board, of the president and of the vice-chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the Board, the president and the vice-chairman. Any executive vice-president may sign, with the secretary or an authorized assistant secretary, certificates for stock of the Corporation and shall perform such other duties as from time to time may be assigned to him by the chairman of the Board, the president, the vice-chairman, the Board of Directors or these By-Laws.

     SECTION 4.8. THE VICE-PRESIDENTS. The vice-presidents, if any, shall perform such duties as may be assigned to them from time to time by the chairman of the Board, the president, the vice-chairman, the Board of Directors, or these By-Laws.

      SECTION 4.9. THE TREASURER. Subject to the direction of chief executive officer and the Board of Directors, the treasurer shall have charge and custody of all the funds and securities of the Corporation; when necessary or proper he shall endorse for collection, or cause to be endorsed, on behalf of the Corporation, checks, notes and other obligations, and shall cause the deposit of the same to the credit of the Corporation in such bank or banks or depositary as the Board of Directors may designate or as the Board of Directors by resolution may authorize; he shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the Corporation (provided, however, that the Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositories shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign); unless otherwise provided by resolution of the Board of Directors, he shall sign with an officer-director all bills of exchange and promissory notes of the Corporation; whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly full and accurate account of the Corporation in books of the Corporation to be kept by him for that purpose; he shall, at all reasonable times, exhibit his books and accounts to any director of the Corporation upon application at his office during business hours; and he shall perform all acts incident to the position of treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sure ties as the Board of Directors may require.

      SECTION 4.10. THE SECRETARY. The secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the stockholders and (unless otherwise directed by the Board of Directors) the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the Corporation; he may sign with an officer-director or any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of Directors or by the executive committee, and, when so ordered by the Board of Directors or the executive committee, he shall affix the seal of the Corporation thereto; he may sign with the president or an executive vice-president all certificates of shares of the capital stock; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or the executive committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the secretary's office during business hours; and he shall in general perform all the duties incident to the office of the secretary, subject to the control of the chief executive officer and the Board of Directors.

      SECTION 4.11. THE CONTROLLER. The controller shall be the chief accounting officer of the Corporation. Subject to the supervision of the Board of Directors, the chief executive officer and the treasurer, the controller shall provide for and maintain adequate records of all assets, liabilities and transactions of the Corporation, shall see that accurate audits of the Corporation's affairs are currently and adequately made and shall perform such other duties as from time to time may be assigned to him.

      SECTION 4.12. THE ASSISTANT TREASURERS AND ASSISTANT
SECRETARIES. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the

Board of Directors may determine. The assistant secretaries as thereunto authorized by the Board of Directors may sign with the chairman of the Board, the president, the vice-chairman or an executive vice-president, certificates for stock of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or chief executive officer, the Board of Directors, or these By-Laws.

      SECTION 4.13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

      SECTION 4.14. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors or by the executive committee, any officer, director or any person or persons appointed in writing by any of them, shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person or persons.


                              ARTICLE V

                         Contracts and Loans

      SECTION 5.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      SECTION 5.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


                              ARTICLE VI

              Certificates for Stock and Their Transfer

      SECTION 6.1. CERTIFICATES FOR STOCK. Certificates representing stock of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the chairman of the Board, the president, the vice-chairman or an executive vice-president and/or by the secretary or an authorized assistant secretary and shall be sealed with the seal of the Corporation. The seal may be a facsimile. If a stock certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares of stock represented thereby are issued, with the number of shares of stock and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares of stock shall have been surrendered and canceled, except that, in the event of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      SECTION 6.2. TRANSFERS OF STOCK. Transfers of stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such stock. The person in whose name stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


                             ARTICLE VII

                             Fiscal Year

      SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.


                             ARTICLE VIII

                                 Seal

      SECTION 8.1. SEAL. The Board of Directors shall approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.


                              ARTICLE IX

                           Waiver of Notice

      SECTION 9.1. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the corporation law of the state of incorporation, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these By-Laws, the Certificate of Incorporation or the corporation law of the state of incorporation shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                              ARTICLE X

                              Amendments

      SECTION 10.1. AMENDMENTS. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by the affirmative vote of a majority of the members of the Board, or by the affirmative vote of a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote generally in the election of directors, voting together as a single class.


                              ARTICLE XI

                           Indemnification

      SECTION 11.1. INDEMNIFICATION. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Florida, as amended from time to time.

      The above By-Laws are certified to have been adopted by the Board of Directors of the Corporation on the 15th day of May, 2001.

                                   /s/ Adam J. Laufer
                                   -------------------
                                   Adam J. Laufer
                                   Secretary

EXHIBIT 3.3
                        SPECIMEN STOCK CERTIFICATE



 Number                                                      Shares

        Incorporated under the Laws of the State of Florida

                       DAIR VENTURES, INC.

               Authorized to issue 120,000,000 shares

     100,000,000 common shares      20,000,000 preferred shares
     par value $.0001 each          par value $.0001 each


This certifies that _______________________________________ is the owner of ___________________________________ fully paid and
non-assessable Shares of the Common Shares of Dair Ventures, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

      IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ________ day of ____________ A.D. _____


                           _______________________________________
                                                         President

                              [SEAL]

                (Reverse side of stock certificate)

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN  -- as joint tenants with right of survivorship
           and not as tenants in common


UNIF GIFT MIN ACT -- ____________ Custodian _________ (Minor) under Uniform Gifts to Minors Act ______________ (State)

      For value received, the undersigned hereby sells, assigns and transfers unto ______________________________________ (please insert social security or other identifying number of assignee)
______________________________________________

_______________________________________________________________________
       (please print or typewrite name and address of assignee)


________________________________ Shares represented by the within
Certificate, and hereby irrevocably constitutes and appoints
____________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _______________________________

       In presence of
_______________________________

_______________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.






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

 EXHIBIT 5.1
                               ADAM J. LAUFER ESQ.
                                ATTORNEY AT LAW


July 9, 2002

Dair Ventures, Inc.
650 West Avenue
Suite 1509

Miami Beach, Florida 33139

Re:      Registration Statement on Form SB-2 Relating to the
         Offer and Sale of 5,000,000 Shares of Common Stock

Gentlemen:

         Since May 17, 2001, this firm has acted as securities counsel for Dair Ventures, Inc. (the "Company"), a Florida corporation organized under the Florida General Corporate Law, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's common stock (the "Shares").

         You have requested our opinion regarding the legality of the Shares registered pursuant to the Registration Statement on Form SB-2 (the "Registration Statement"). We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of the Company, certificates or public officials, certificates of the officers or other representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon written certifications of officers and references, including (but not limited to) statements contained in the Registration Statement.

         Our opinions, insofar as they address issues of Florida law, are based solely upon our review of (i) the records of the Company; (ii) the Florida General Corporate Law, including the statutory provisions and also all applicable provisions of the Florida and reported judicial decisions interpreting these laws; and (iii) a certified copy of the Company's May 17, 2001 Articles of Incorporation. Subject to the foregoing, we do not express our opinion herein concerning any law other than the federal laws of the United States.

         We have assumed the genuineness of all signatures on documents reviewed by or presented to us, the legal capacity of natural persons, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon the foregoing, we are of the opinion that:

1. The Company is a duly organized, validly existing corporation under the laws of the State of Florida.

2. The Shares of the Company to be offered pursuant to the Prospectus forming a part of the Registration Statement are validly authorized and when (a) the pertinent provisions of the Securities Act of 1933, as amended, and such state securities laws and regulations as may be applicable have been complied with and (b) such Shares have been duly delivered against payment therefor as contemplated by the offer contained in the Prospectus, such Shares will be validly issued, fully paid and non-assessable under the law of Florida.

         Our opinion is expressed as of the date hereof, and we do not assume any obligations to update or supplement our opinion to reflect any fact or circumstances which hereafter comes to our attention or any change in the law that hereafter occurs.

         We hereby consent to the reference to our firm in the "Experts" section of the Prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.

                                        Adam J. Laufer Esq.,
                                        Attorney at Law


                                        By: /s/ Adam J Laufer
                                           ------------------------------------
                                              Adam J. Laufer











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                                      62

EXHIBIT 24.1

                             CONSENT OF COUNSEL

Miami, Florida
August 9, 2002


        We hereby consent to the reference to us in the Prospectus constituting part of this Form SB-2 Registration Statement for DAIR VENTURES, INC.



                                     /s/ Adam J. Laufer


EXHIBIT 24.2


                 INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Dair Ventures, Inc. on Form SB-2--- of our report dated June 31, 2002, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 31, 2002 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Eisner C.P.A. P.C.

Certified Public Accountants
Freeport, New York
July 10, 2002








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                                   63

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami Beach State of Florida on September 18, 2002.

Dair Ventures, Inc.


By

/s/ Adam Laufer
-------------------
Adam Laufer
President, CEO and
Chairman of the Board



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Adam Laufer
---------------------

Adam Laufer
President, CEO and
Chairman of the Board of Directors

September 18, 2002




KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Adam Laufer with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Dair Ventures, Inc. (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form SB-2 of the Company and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

   Signatures                 Title                    Date
   ----------                -----                     ----
   /s/Adam Laufer            President, Secretary         September 18, 2002
 ------------------          Treasurer, CEO
   Adam Laufer               and Chairman of the
                             Board of Directors
